Effective Consolidator of “Main Street” Property and Casualty Insurers Investor Meetings June 2012

Forward-Looking Statements The Company bases all statements made in this presentation that are not historic facts on its current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Among the factors that could cause actual results to vary materially include: the Company’s ability to maintain profitable operations, the adequacy of the losses and loss expense reserves of the Company’s insurance subsidiaries, business and economic conditions in the areas in which the Company operates, interest rates, severe weather events, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements, the Company’s ability to integrate and manage successfully the companies it may acquire from time to time and other risks the Company describes from time to time in its filings with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Reconciliations of non-GAAP data are available in the Investors section of the Company’s website in news releases regarding quarterly financial results.

Snapshot: NASDAQ:DGICA/DGICB Insurance holding company with controlling mutual affiliate Class A dividend yield of 3.4% Class A shares have 1/10 vote; Class B shares have one vote Regional standard market property and casualty insurance group 22 Mid-Atlantic, Midwestern, New England and Southern states Distribution force of approximately 2,500 independent agencies $454 million in 2011 net written premiums, up 16% from 2010 ($629 million in agency direct written premiums for insurance group*) Completed ten M&A transactions since 1988 Rated A (Excellent) by A.M. Best Debt-to-capital of approximately 19% Premium-to-surplus ratio of approximately 1.3-to-l * Includes Donegal Mutual Insurance Company and Southern Mutual Insurance Company

Objective: Outperform Industry Service, Profitability and Book Value Growth Change in Net Written Premiums GAAP Combined Ratio Change in Book Value Donegal Group SNL Small Cap U.S. Insurance Index (average)

Q1 2012: Best Quarter in Three Years -Operating EPS* of 260 vs. 80 in Q1 2011 8.1% increase in net written premiums 5.7% from organic growth, including 11.2% commercial lines expansion with clear signs of improving pricing environment 2.4% from change in external quota-share agreement for Michigan Insurance Company subsidiary Positive contribution from insurance operations 96.9% statutory combined ratio, improved from 99.1% in Q1 2011 99.4% GAAP combined ratio, improved from 103.8% in Q1 2011 Underwriting results reflected benefit of internal initiatives Mild winter weather led to 2.7 percentage point decline in weather loss ratio Slight decline in investment income due to lower yields Book value per share at $15.28 vs. $15.01 at year-end 2011 Reconciliations and definitions of non-GAAP data are available on the Investors area of our website

Achieve Objectives By Implementing Plan Continue to pursue consolidation opportunities Complement with organic growth and diversification Translate into book value growth

Regional Focus: Serving 22 States Through 2,500 Independent Agencies 10 M&A transactions since 1988 Experienced consolidation team Acquisition criteria: Serving attractive geography Favorable regulatory, legislative and judicial environments Similar personal/commercial business mix Premium volume up to $100 million

Structure Provides Flexibility and Capacity P&C Insurance Subsidiaries Thrift Holding Company /Federal Savings Bank (1) Because of the different relative voting power of Class A common stock and Class B common stock, public stockholders hold approximately 34% of the aggregate voting power of the combined classes, and Donegal Mutual holds approximately 66% of the aggregate voting power of the combined classes.

Acquisitions Have Made Meaningful Contribution to Long-term Growth

Southern Mutual Insurance Company Affiliation with Donegal Mutual 2009 Donegal Mutual surplus note investment of $2.5 million $13.9 million in 2011 direct written premiums 100% quota share reinsurance with Donegal Mutual SMIC cedes underwriting results to Donegal Mutual, which includes business in pooling agreement with Atlantic States Expanded market presence in Georgia and South Carolina •Serves as model for mutual-to-mutual affiliations

Michigan Insurance: Attractive Franchise Acquired in December 2010 $108 million in 2011 direct written premiums Track record of profitability Provides entry into new state as part of Midwest expansion strategy Capable management team Quality agency distribution system Diversified mix of business Michigan is 8th largest state based on number of households 2012 focus on completing system and product conversion Michigan Insurance Company Combined Ratio (stat)

Achieve Objectives By Implementing Plan Continue to pursue consolidation opportunities Complement with organic growth and diversification Translate into book value growth

Organic Growth Initiatives Emphasize Agent Relationships Achieve top three ranking within appointed agencies in “lines of business we serve” Best-in-class customer service and technology High-quality products Consistent claims handling Attractive compensation package Semi-annual agency reviews Maintain personal relationships as agencies grow and consolidate Selectively appoint quality agencies to expand distribution in key geographies 2012 focus on strengthening relationships with agencies appointed in 2009-2011 Approximately 23% of new business in 2011 from those agencies Targeting 135 appointments in 2012

Build On Solid Technological Capabilities Personal Lines Donegal offers “National Company” quoting and underwriting capabilities Commercial Lines Donegal introducing web-based underwriting system with automated rating and underwriting

Remain Focused on Underwriting to Best Leverage Rate Increases Net Written Premiums by Line of Business (December 31, 2011) Personal lines currently 64% of NWP Multiple rate increases implemented in 2011 will increase premium in 2012 Minimal exposure growth other than MICO acquisition Commercial lines currently 36% of NWP Commercial lines rates up approximately 3-8% in Q1 2012 Most of Q1 2012 increase due to exposure growth

Employ Sophisticated Actuarial Tools Predictive modeling tools enhance our ability to appropriately price our products Sophisticated predictive modeling algorithms for pricing/tiering risks Territorial segmentation and analysis of environmental factors that affect loss experience Exploring tools that allow consideration of vehicle-specific data in pricing External information sources allow us to gather competitor pricing information and to develop price optimization strategies Formal schedule of regular rate adequacy reviews for all lines of business, including GLM analysis on claim costs and agency performance Currently evaluating usage-based insurance tools

Leverage Personal Lines Acquired companies weighted to personal lines Focus on the preferred and superior risk markets Rate increases in virtually every jurisdiction New and renewal inspection and renewal re-tiering Seek geographic spread of risk Balance portfolio (auto/home) * Includes Michigan policies acquired

Build Commercial Lines Introduce core Donegal products in new regions Growth focus on accounts with premiums in $10,000 to $75,000 range Expand appetite within classes and lines already written Apply underwriting controls Production underwriters Large account reviews Loss control processes Coastal controls

Achieve Objectives By Implementing Plan Continue to pursue consolidation opportunities Complement with organic growth and diversification Translate into book value growth

Build on Healthy Insurance Operations Personal Lines Loss Ratio Commercial Lines Loss Ratio

Sustain Pricing Discipline and Conservative Underwriting Manage exposure to catastrophe/unusual weather events—Purchase reinsurance coverage in excess of a one-in-200 year event Link employee compensation directly to underwriting performance Focus on rate adequacy and pricing sophistication Leverage centralized oversight of regional underwriting Emphasize IT-based programs such as automated decision trees and predictive modeling Address HO results: Higher deductibles Re-inspection programs Managing concentrations

Address Changing Claims Patterns Quarterly Fire Losses Quarterly Weather Losses*

in Reserve Adequacy Reserves at $243 million at year-end 2011 (net of reinsurance) Midpoint of actuarial range Reported redundant reserves in seven out of past 10 years Conservative reinsurance program limits volatility Emphasis on faster claims settlements leading to higher paid losses but reduced longer-term exposures Quarterly Reserve Development

Drive Increased Efficiency with Automation Current infrastructure can support premium growth Premiums per employee rising due to underwriting systems Claims system allows more rapid and efficient claims handling Mutual structure provides opportunities for operational and expense synergies Expense ratio of 31.4% for 2011 vs. 32% for 2010 due to lower underwriting-based incentives

Conservative Investment Approach $782 million in invested assets at March 31, 2012 93% of portfolio invested in fixed maturities 58% tax-exempt securities 42% taxable securities Emphasis on quality 89% AA-rated or better 98% A-rated or better No exposure to euro debt, sub-prime, CDO or Alt-A Effective duration 4.8 years Tax equivalent yield = 3.6% Liquidity managed through laddering

Maintain Conservative Investment Mix $749 Million in Invested Assets* Tax-Exempt Municipals 56% * Excluding Investments in Affiliates (as of March 31, 2012)

Bank Investment = 4% of Invested Assets Union Community Bank Lancaster County (Donegal headquarters) bank Expanded to 13 branches via acquisition in May 2011 Added scale to banking operation Enhanced value of historic bank investment Increased potential for bottom-line contribution DGI owns approximately 48% of bank holding company 52% owned by Donegal Mutual

Union Community Bank is Financially Strong and Profitable $521 million in assets at March 31, 2012 •$4.8 million in 2011 net income $2.6 million in first quarter 2012 net income Excellent capital ratios at March 31, 2012: Tier 1 capital to average total assets 13.1% Tier 1 capital to risk-weighted assets 18.0% Risk-based capital to risk-weighted assets 19.8%

Outperform Industry in Service, Profitability and Book Value Growth

Strong Capital + Solid Plan to Drive Results Book Value Plus Cumulative Dividends Rated A (Excellent) by A.M. Best Debt-to-capital of approximately 19% Premium-to-surplus of approximately 1.3-to-1 Dividend yield of 3.4% for Class A shares Repurchase authorization of 300,000 Class A shares 119,000 purchased in 2011 163,000 remaining

Effective Consolidator of “Main Street” Property and Casualty Insurers Appendix

History of Contributing Transactions

Company	Le Mars	Peninsula	Sheboygan	Southern Mutual	Michigan
Year Acquired	2004	2004	2008	2009	2010
Company Type	Mutual	Stock	Mutual	Mutual	Stock
Primary Product Line	Personal	Niche	Personal	Personal	Pers./Comm.
Geographic Focus	Midwest	Mid-Atlantic	Wisconsin	Georgia/ South Carolina	Michigan
Transaction Type	Demutualization	Purchase	Demutualization	Affiliation	Purchase
Net Premiums Acquired	$20 million	$34 million	$8 million	$11 million	$27 million*
Acquisition Price	$4 million	$24 million	$4 million	N/A	$42 million
Avg. Growth Rate**	4%	2%	11%	N/A	N/A
Avg. Combined Ratio**	92%	92%	107%	107%	95%

** Michigan's direct premiums written were $105 million in 2010*

*** Since acquisition*

DONEGAL GROUP INC.
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Michigan Insurance Company Acquired December 1, 2010 Purchase price of $42 million = 1.22x GAAP book value Loss reserve guarantee and trust agreement $108 million in 2011 direct written premiums MICO retaining 25% MICO ceding 25% to Donegal Mutual (quota share) (Premiums ceded to Donegal Mutual included in pooling agreement with Atlantic States) MICO ceding 40% to external reinsurers (quota share) down from 50% for policies effective in 2011 Potential for increased premium contribution via further changes to external quota share agreement

Net Premiums Written by Line of Business

(Dollars in millions)	Q112	Q411	Q311	Q211	Q111	Q410	Q310	Q210	Q110
Personal lines:									
Automobile	$48.0	$44.6	$49.5	$47.7	$46.3	$41.9	$45.0	$43.4	$41.2
Homeowners	20.2	22.3	24.4	23.4	19.4	20.5	23.8	22.4	16.7
Other	3.7	3.8	3.9	3.9	3.4	3.4	3.5	3.5	2.9
Total personal lines	71.9	70.7	77.8	75.0	69.1	65.8	72.3	69.3	60.8
Commercial lines:									
Automobile	12.9	10.6	10.9	11.8	11.3	8.6	8.9	10.0	9.4
Workers' compensation	18.6	11.0	12.4	13.6	15.0	7.8	8.2	9.1	9.7
Commercial multi-peril	16.4	13.4	13.6	15.7	15.2	11.1	11.5	12.9	12.2
Other	1.5	2.0	1.5	1.8	1.5	1.0	1.0	1.0	0.8
Total commercial lines	49.4	37.0	38.4	42.9	43.1	28.5	29.6	33.0	32.1
Total net premiums written	$121.3	$107.7	$116.2	$117.9	$112.2	$94.3	$101.9	$102.3	$92.9

DONEGAL GROUP INC.
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Effective Consolidator of Main Street” Property and Casualty Insurers For Further Information: Jeffrey D. Miller, Senior Vice President and Chief Financial Officer Phone: (717) 426-1931 Fax: (717) 426-7031 E-mail: ieffmiller@donegalgroup.com www.DonegalGroup.com